SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2011

WHITE SMILE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-162461	42-1766696
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
601 North Congress Ave., Suite 303 Delray Beach, Florida 33445 (Address of principal executive offices) (888-976-4531) (Registrant’s Telephone Number)

Shawcore Development Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 7, 2011, the Company entered into an Asset Purchase and Assignment Agreement, between the Company and its recently appointed director, Dr. Martin S. Giniger.  Dr. Giniger also serves as the Company’s Chief Science Officer.  Under the terms of the Agreement, Dr. Giniger will received at closing 18,000,000 restricted shares of the Company’s common stock, plus $100,000 within 30 days of closing the Agreement, in exchange for the following assets held by Dr. Giniger:

Patent Applications filed in the United States:

Application #

20060229226     Foaming compositions and methods

Application #

20060216256     Foaming oral care compositions of baking soda and vinegar

Application #

20060198803     Whitening system capable of delivering effective whitening action

Application #

20060198799     Tooth glossing or finishing compositions for oral care

Application #

20060198795     Multi-component oral care compositions

Additional Intellectual Property

Trade Secret proprietary formulas relating to:

Light Activated Teeth Whitening Gel

Light Activated Peroxide-Free Teeth Whitening Gel

Tooth Gloss

Dual- Foam teeth Whitening System

Light-Activated Dual Pan Teeth Whitening System

The Agreement was scheduled to close October 7, 2011.

Dr. Giniger was appointed a member of the Board of Directors and Chief Science Officer of the Company on October 13, 2011.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

See information reported in Item 1.01 regarding the Asset Purchase and Assignment Agreement between the Company and Dr. Giniger.  The Agreement closed October 7, 2011, and the Company the 18,000,000 restricted shares of common stock to Dr. Giniger.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2011, the Company appointed Dr. Martin S. Giniger as a member of the Board of Directors.  Dr. Giniger was invovled, as a related party, in the transactions reported herein under Item 1.01 and 2.01 above.

On October 21, 2011, the Company appointed Matthew E. Slipe as a member of the Board of Directors.

Neither Mr. Slipe nor Dr. Giniger will serve on any Board Committees.  There are no family relationships between either newly elected Director and any other member of the Board or any executive officers of the Company.  Except as described above, there are no transactions that would be required to be reported herein, as described in Item 404(a) of Regulation SK.  Below is a brief description of the employment history over the past 5 years for each newly elected director.

Dr. Martin S. Giniger

Dr. Martin Giniger has dedicated his professional and scientific career to oral health care product development and clinical testing of toothpaste, mouthwash, toothbrushes, vital tooth bleaching preparations and a myriad of additional personal care products.

Subsequent to founding Power Swabs and Novoral, he has worked in many capacities in both academia and private industry. Prior to joining White Smile Global, Dr. Giniger’s education and training includes specialty certificates in Oral Medicine, Oral

Pathology and a Ph.D. in Biochemistry (during which he discovered a new way in which melanoma cells spread using the basement membrane glycoprotein, Laminin, as a signaling molecule) from the University of Connecticut.  There he was also the recipient of an NIH Physician-Scientist Award, other scientific grants and was also the recipient of the Loeser Award from the Academy of Oral Medicine for excellence in that sub-specialty of dentistry. Additionally, he received his DMD degree from Fairleigh Dickinson College of Dental Medicine and was given the Basic Sciences Award at graduation.

His academic positions have included Assistant Professor of Physiology at the Louisiana State University School of Medicine, Assistant Professor of Oral Medicine at the Louisiana State University School of Dental Medicine, Director of the Medical Blood Chemistry Laboratory at Louisiana State University School of Dental Medicine, Clinical Scholar at the University of Connecticut, Director of the Division of Diagnostic Sciences at the University of Medicine and Dentistry of New Jersey and Director of the Department of Community Services at UMDNJ (New Jersey Dental School).

Dr. Giniger has 18 years of experience working for oral care companies and 25 years working as a dentist. Dr. Giniger is an expert on the subject of OTC dental product formulations  He has a special interest in “liquid” and "effervescent foaming" oral care products and has published several manuscripts relating to this topic. He has worked full time for many consumer marketing, oral care and dental product companies. Of note, he served the Colgate-Palmolive Company, the world’s largest consumer oral care company, as Director of Professional and Academic Marketing and later as Head of Clinical Research. He has also worked full-time for Dexcel Pharma (VP of Clinical research) and Smile Paradigm Inc (Founder and CEO - mostly working on Discus Dental projects (Zoom!™). He has also consulted on a part-time basis for oral care companies including: Colgate-Palmolive, Procter & Gamble, Church & Dwight, BriteSmile, Discus Dental and many others. Over the years Dr. Giniger has helped to develop many new oral care and dental products for commercial sale The top grossing products worldwide which he played a role in are: Colgate Total Toothpaste, Colgate Platinum Tooth Whitening System, Colgate Simply White, Colgate Liquid Total Toothpaste, Discus Dental Nite White with ACP, Discus Dental Zoom 2, Breath RX, and Dexcel Pharma Periochip R.

Matthew E. Slipe

Matthew Silpe is the COO of June Jacobs Labs, a personal care contract manufacturer based in Moonachie, NJ, where he is involved in managing all aspects of sales and operations at the company.  Since joining JJ Labs as COO in late 2005, Mr. Slipe was responsible for transforming an underperforming asset into an exciting, profitable and rapidly growing operation, now more than 100 employees strong.  By attracting new talent, upgrading the capital equipment and facilities, renegotiating with suppliers, streamlining operations, implementing new operating procedures, and bringing a marketing plan into focus, sales more than doubled within two years, and doubled again two years later.

Mr. Slipe’s experience in finance and real estate span more than 20 years.  Prior to forming Millennium Capital Group, with a focus on early-stage capital raising and private placements, he was a senior business development officer with Talmage Capital, responsible for origination of investment banking opportunities involving various corporate finance activities, including capital raising, advisory and mergers and acquisitions.  Previously, Matthew led the Private Equity Group at a US subsidiary of an investment group based in London, and held senior associate positions in real estate at Morgan Stanley Capital Markets and at GE Capital.  He is currently the President of his Manhattan based Coop Association, and serves on the Board of several private companies and charitable organizations.

Mr. Slipe attended the University of Pennsylvania where he received a BA in Economics, and is a graduate of the NYU Stern School of Business where he received an MBA in Finance and International Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated October 25, 2011	White Smile Global, Inc.

By: /s/ Omar John Ahmadzai
Omar John Ahmadzai,
President